EXHIBIT 99.1

ELITE PHARMACEUTICALS AND INTELLIPHARMACEUTICS ANNOUNCE AGREEMENT FOR THE DEVELOPMENT OF A CONTROLLED RELEASE PRODUCT

NORTHVALE, N.J., June 22 /PRNewswire-FirstCall/ -- Elite Pharmaceuticals, Inc. (Amex: ELI) and IntelliPharmaCeutics Corp. (Toronto, Canada), a privately held, specialty pharmaceutical company, announced today that they have entered into an agreement for the development of a generic, controlled release drug product with an addressable market in the U.S. of approximately $4 billion in 2004. A pilot bioequivalence study has already been completed and scale up will begin shortly. After scale up and completion of a successful pivotal bioequivalence study for the product, an ANDA will be filed with the FDA.

    Dr. Isa Odidi, Chairman, CEO and Co-Chief Scientific Officer of IntelliPharmaCeutics, stated, "The fit between the two companies and the timing provide excellent synergies. We have a significant product that is ready to be scaled-up for a pivotal bioequivalence study. Elite has a fully capable analytical laboratory and cGMP manufacturing facility, and our combined capabilities put all the pieces in place for a smooth and timely product development and commercialization.

    Bernard Berk, Chairman and CEO of Elite, said, "We are pleased to join forces with Dr. Isa Odidi and Dr. Amina Odidi, IntelliPharmaCeutic's President and Co-Chief Scientific Officer, recognized leaders in the development of controlled release dosage forms. Elite will be combining its capabilities with IntelliPharmaCeutics for the development of an oral controlled release product with significant technological barriers, which may be awarded a period of market exclusivity. This development agreement supports Elite's business strategy of expanding its pipeline through in-licensing of controlled release products utilizing proprietary drug delivery platforms. This is the second product agreement completed this year."

    ABOUT ELITE PHARMACEUTICALS

    Elite Pharmaceuticals is a specialty pharmaceutical company principally engaged in the development of oral, controlled release products. The Company's strategy includes developing generic versions of controlled release drug products with high barriers to entry and assisting partner companies in the life cycle management of products to improve off-patent drug products. Elite's technology is applicable to develop delayed, sustained or targeted release capsules or tablets. Elite has one product currently being sold commercially and a pipeline of six drug products under development in the therapeutic areas that include pain management, allergy, cardiovascular and infection. The addressable market for Elite's current pipeline of products exceeds $2 billion. Elite also has a GMP and DEA registered facility for research, development, and manufacturing located in Northvale, NJ.

    ABOUT INTELLIPHARMACEUTICS

    IntelliPharmaCeutics is a drug delivery innovator and developer, specializing in the controlled and targeted once-a-day delivery of oral, solid dose pharmaceutical products. It operates from a 25,000 sq ft research laboratory and manufacturing scale-up facility located adjacent to Toronto International Airport. The Company utilizes proprietary, patented and proven drug delivery technologies, to formulate both generic and new drug products with enhanced performance characteristics. In addition to its pre-clinical portfolio, IntelliPharmaCeutics has an extensive pipeline of development products in clinical trials, in therapeutic areas that include neurology, cardiovascular, GIT, pain and infection. For more information about IntelliPharmaCeutics, visit the Company's web site at http://www.intellipharmaceutics.com

    This news release contains forward-looking statements, including those related to the preliminary nature of the clinical program results and the potential for further product development, that involve known and unknown risks, delays, uncertainties and other factors not under the control of Elite or
IntelliPharmaCeutics, which may cause actual results, performance or achievements of the Companies to be materially different from the results, performance or other expectations implied by these forward-looking statements. In particular, because substantial future testing will be required prior to approval, the results described above may not be supported by additional data or by the results of subsequent trials.

These risks and other factors, including the timing or results of pending and future clinical trials, regulatory reviews and approvals by the Food and Drug Administration and other regulatory authorities, and intellectual property protections and defenses, are discussed in the Companies' filings with the Securities and Exchange Commission such as the 10K, 10Q and 8K reports. The Companies undertake no obligation to update any forward-looking statements.


SOURCE Elite Pharmaceuticals, Inc.
Web Site: http://www.elitepharma.com
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http://www.intellipharmaceutics.net
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